Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA'S INC. REPORTS RECORD FOURTH QUARTER FISCAL 2010 RESULTS
- Fourth Quarter Diluted Earnings Per Share of $0.95, Including FDIC Reserve Reduction, $0.86 Excluding Reduction
- Comparable Store Sales Increased 7.3%
- Merchandise Gross Margins Increased 70 Basis Points
- Full Year Return on Invested Capital Improved 210 Basis Points to 13.1%

SIDNEY, Neb. (February 17, 2011) - Cabela's Incorporated (NYSE:CAB) today reported financial results for its fourth fiscal quarter and fiscal year ended January 1, 2011. The fourth quarter of 2010 included 13 weeks compared to the fourth quarter of 2009, which included 14 weeks.

For the quarter, on a like calendar basis, adjusted for divestitures, total revenue increased 8.4% to $934 million; retail store revenue increased 11.4% to $479 million; direct revenue increased 0.5% to $386 million; and financial services revenue increased 27.8% to $58 million. For the quarter, comparable store sales increased 7.3%. On a reported basis, total revenue increased 1.7%, retail store revenue increased 3.2% and direct revenue decreased 5.1%. A detailed reconciliation is provided at the end of this release.

For the quarter, net income was $59.9 million compared to $52.4 million in the year ago quarter and diluted earnings per share were $0.86 compared to $0.77 in the year ago quarter, each excluding impairment and other special items. For the quarter, the Company reported GAAP net income of $66.3 million and diluted earnings per share of $0.95 as compared to GAAP net income of $16.6 million and diluted earnings per share of $0.24 in the year ago quarter. See the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of the GAAP to non-GAAP financial measures.

"With this quarter's performance, it is clear our strategies are working and we are gaining momentum," said Tommy Millner, Cabela's Chief Executive Officer. "We saw improvements in every important financial metric. Revenue, margins, operating income, net income and return on capital were all strong. Our strategy to use Cabela's CLUB Visa program to generate higher profits while deepening customer loyalty produced strong results as well."
"Our strategic imperatives are merchandise margin expansion, retail profitability improvements, increasing ROIC and growth in our Cabela's CLUB Visa program," Millner said. "We are pleased with the momentum in each of these areas and are working to build on this momentum in the future. Retail profitability has improved for seven consecutive quarters with the strongest growth realized in the most recent quarter. Significant effort was applied to the Black Friday through Christmas period with a deeper commitment to key item inventories, better in-season management, a sharper focus on advertising effectiveness and a planned increase in store labor to serve our customers. This resulted in excellent comparable store sales growth and significantly increased retail profitability."

"Our 70 basis point improvement in merchandise margins in the fourth quarter represents our third consecutive quarter of expansion," Millner said. "Margin expansion was broad based in the quarter as 10 of 13 merchandise sub-categories saw growth. Ongoing work on pre-season plans, in-season management and inventory quality will continue to support future margin improvement."
"Another important accelerating trend is expansion of return on invested capital, which increased 210 basis points to 13.1% in 2010 based upon adjusted earnings," Millner said. "This important measure reflects continuing effort on balance sheet management and strong cash flows. We remain optimistic in our ability to further increase return on invested capital."
Subsequent to the quarter, World's Foremost Bank and the Federal Deposit Insurance Corporation (FDIC) agreed in principle to settle all matters related to the 2009 compliance examination. The Company now expects the net impact of restitution and penalties to be $8 million pre-tax. The Company recorded an $18 million pre-tax liability in the first quarter of 2010 related to this matter; therefore, the Company reduced that liability in the fourth quarter by $10 million pre-tax. The liability reduction had a favorable $0.09 impact to reported earnings per share of $0.95 in the quarter. Excluding this item, earnings per share were $0.86 in the quarter.
During the quarter, the Company completed the $150 million recapitalization plan for its wholly-owned banking subsidiary by making a final capital contribution of $75 million. This allowed the Company's banking subsidiary to remain well-capitalized pursuant to FDIC regulations.
"The Cabela's CLUB Visa program also had a very good quarter and year," Millner said. "Throughout the year, we realized significant improvements in delinquencies and charge-offs, which remain well below industry averages. We continue to maintain our strict credit standards and are focused on finding new ways to use the Cabela's CLUB Visa program to drive greater customer loyalty and additional customer spending through all of our channels. For the year, average active accounts increased nearly 6% and the average active account balance increased 1%. For the year, charge-offs improved 83 basis points to 4.23% compared to 5.06% last year and managed financial services revenue as a percentage of average managed credit card loans increased 180 basis points; all of which led to a 33% increase in financial services revenue."

Due to the Company's international activities, a portion of income was generated in foreign jurisdictions which have a lower effective tax rate. As a result, the effective tax rate for the quarter was 30.8%. This was entirely offset by an increase in interest expense due to a change in the timing of prior tax deductions.

"We are very pleased with the progress we have made related to our strategic initiatives for the quarter and year," Millner said. "It is clear we are gaining momentum, and as result, we expect our full year 2011 earnings per share to meet or exceed current analyst expectations."

Conference Call Information

A conference call to discuss fourth quarter fiscal 2010 operating results is scheduled for today (Thursday, November 17, 2011) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is the world's largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding future merchandise margin improvement, further increases in return on invested capital, the net impact of restitution and penalties related to the FDIC compliance examination, and full year 2011 earnings per share to meet or exceed current analyst expectations. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions, and other interruptions or disruptions to our systems, processes or controls, caused by system changes or other factors, including technology system changes in support of our customer relationship management system; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; material security breaches of computer systems; the Company's ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company's ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company's ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions (including with respect to the compliance examination conducted by the Federal Deposit Insurance Corporation in the second quarter of 2009) in the financial services industry, including the Credit Card Accountability Responsibility and Disclosure Act of 2009, new and proposed regulations affecting securitizations and the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 2, 2010, and in Part II, Item 1A, of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2010), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company's forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
Revenue:
Merchandise sales	$865,696	$871,430	$2,412,486	$2,447,635
Financial Services revenue	57,760	45,205	227,675	171,414
Other revenue	10,955	2,533	23,081	13,191
Total revenue	934,411	919,168	2,663,242	2,632,240

Total cost of revenue (exclusive of depreciation and amortization)	561,872	564,213	1,575,449	1,602,621
Selling, distribution, and administrative expenses	268,231	272,661	895,405	870,147
Impairment and restructuring charges	795	52,811	5,626	66,794
Operating income	103,513	29,483	186,762	92,678

Interest expense, net	(9,648)	(5,642)	(27,442)	(23,109)
Other non-operating income, net	2,015	678	7,360	6,955
Income before provision for income taxes	95,880	24,519	166,680	76,524
Provision for income taxes	29,578	7,919	54,521	26,907

Net income	$66,302	$16,600	$112,159	$49,617

Basic earnings per share	$0.97	$0.25	$1.65	$0.74
Diluted earnings per share	$0.95	$0.24	$1.62	$0.74

Basic weighted average shares outstanding	68,055,713	67,261,005	67,791,782	67,007,656
Diluted weighted average shares outstanding	69,637,169	67,958,171	69,086,533	67,453,474

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	January 1, 2011	January 2, 2010
CURRENT
Cash and cash equivalents	$136,419	$582,185
Restricted cash of the Trust	18,575	—
Accounts receivable, net of allowance for doubtful accounts of $3,417 and $1,364	47,218	31,925
Credit card loans, net of allowance for loan losses of $1,374	—	135,935
Credit card loans (includes restricted credit card loans of the Trust of $2,775,768), net of allowance for loan losses of $90,900	2,709,312	—
Inventories	509,097	440,134
Prepaid expenses and other current assets	123,304	150,913
Deferred income taxes	2,136	—
Total current assets	3,546,061	1,341,092
Property and equipment, net	817,947	811,765
Land held for sale or development	21,816	30,772
Retained interests in securitized loans, including asset-backed securities	—	176,034
Economic development bonds	104,231	108,491
Deferred income taxes	12,786	—
Other assets	28,338	23,731
Total assets	$4,531,179	$2,491,885

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $27,227 and $44,394	$214,757	$215,229
Gift instruments, and credit card and loyalty rewards programs	202,541	183,915
Accrued expenses	138,510	145,797
Time deposits	148,619	120,384
Current maturities of secured variable funding obligations of the Trust	393,000	—
Current maturities of secured long-term obligations of the Trust	698,400	—
Current maturities of long-term debt	230	3,101
Income taxes payable	2,880	27,446
Deferred income taxes	—	25,866
Total current liabilities	1,798,937	721,738
Long-term time deposits	364,132	356,280
Secured long-term obligations of the Trust, less current maturities	892,500	—
Long-term debt, less current maturities	344,922	345,178
Deferred income taxes	—	20,824
Other long-term liabilities	106,140	63,444

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized - 245,000,000 shares; Issued - 68,156,154 and 67,287,575 shares	681	673
Class B Non-voting, Authorized - 245,000,000 shares; Issued - none	—	—
Additional paid-in capital	306,149	285,490
Retained earnings	720,294	697,293
Accumulated other comprehensive income (loss)	(2,576)	965
Total stockholders' equity	1,024,548	984,421
Total liabilities and stockholders' equity	$4,531,179	$2,491,885

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
	(Dollars in Thousands)
Revenue:
Retail	$478,769	$463,844	$1,412,715	$1,388,991
Direct	386,927	407,586	999,771	1,058,644
Financial Services	57,760	45,205	227,675	171,414
Other	10,955	2,533	23,081	13,191
Total revenue	$934,411	$919,168	$2,663,242	$2,632,240

Operating Income (Loss):
Retail	$94,856	$70,548	$205,768	$163,018
Direct	63,908	64,806	156,255	161,052
Financial Services	13,219	13,062	52,401	49,598
Other	(68,470)	(118,933)	(227,662)	(280,990)
Total operating income	$103,513	$29,483	$186,762	$92,678

As a Percentage of Total Revenue:
Retail revenue	51.2%	50.5%	53.0%	52.8%
Direct revenue	41.4	44.3	37.5	40.2
Financial Services revenue	6.2	4.9	8.6	6.5
Other revenue	1.2	0.3	0.9	0.5
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	19.8%	15.2%	14.6%	11.7%
Direct operating income	16.5	15.9	15.6	15.2
Financial Services operating income	22.9	28.9	23.0	28.9
Total operating income as a percentage of total revenue	11.1	3.2	7.0	3.5

CABELA'S INCORPORATED AND SUBSIDIARIES
REVENUE FOR FISCAL YEAR 2010 (52 WEEKS) COMPARED TO FISCAL YEAR 2009 (53 WEEKS)
(Unaudited)

Information on the extra week in the fourth fiscal quarter and fiscal year ended January 2, 2010, is presented below in order to separate the impact of the extra week on reported results compared to reported results for the fourth fiscal quarter and fiscal year ended January 1, 2011. Financial Services was not adjusted because its reporting periods end on a calendar year. Management believes that these measures are an important analytical tool to aid in understanding operating trends for fiscal year 2010 compared to fiscal year 2009 without the 53rd week.

	Period Ending				Excluding 53rd Week of 2009 (Non-GAAP)
	January 1, 2011	January 2, 2010	Increase (Decrease)	% Change	January 1, 2011	January 2, 2010	Increase (Decrease)	% Change
	(Dollars in Thousands)
Fourth Quarter:
Retail	$478,769	$463,844	$14,925	3.2%	$478,769	$429,836	$48,933	11.4%
Direct	386,927	407,586	(20,659)	(5.1)	386,927	390,331	(3,404)	(0.9)
Financial Services	57,760	45,205	12,555	27.8	57,760	45,205	12,555	27.8
Other	10,955	2,533	8,422	332.5	10,955	2,352	8,603	365.8
Total revenue	$934,411	$919,168	$15,243	1.7	$934,411	$867,724	$66,687	7.7

Fiscal Year:
Retail	$1,412,715	$1,388,991	$23,724	1.7%	$1,412,715	$1,354,983	$57,732	4.3%
Direct	999,771	1,058,644	(58,873)	(5.6)	999,771	1,041,389	(41,618)	(4.0)
Financial Services	227,675	171,414	56,261	32.8	227,675	171,414	56,261	32.8
Other	23,081	13,191	9,890	75.0	23,081	13,010	10,071	77.4
Total revenue	$2,663,242	$2,632,240	$31,002	1.2	$2,663,242	$2,580,796	$82,446	3.2

Adjusting Direct and Total Revenue for the dispositions of Wild Wings and Van Dyke's:

Fourth Quarter:
Direct revenue per above	$386,927	$407,586	$(20,659)	(5.1)%	$386,927	$390,331	$(3,404)	(0.9)%
Less revenue from Wild Wings and Van Dyke's	(815)	(6,301)	5,486		(815)	(6,301)	5,486
Direct revenue - adjusted	$386,112	$401,285	$(15,173)	(3.8)	$386,112	$384,030	$2,082	0.5

Total revenue per above	$934,411	$919,168	$15,243	1.7	$934,411	$867,724	$66,687	7.7
Less revenue from Wild Wings and Van Dyke's	(815)	(6,301)	5,486		(815)	(6,301)	5,486
Total revenue - adjusted	$933,596	$912,867	$20,729	2.3	$933,596	$861,423	$72,173	8.4

Fiscal Year:
Direct revenue per above	$999,771	$1,058,644	$(58,873)	(5.6)%	$999,771	$1,041,389	$(41,618)	(4.0)%
Less revenue from Wild Wings and Van Dyke's	(13,724)	(39,082)	25,358		(13,724)	(39,082)	25,358
Direct revenue - adjusted	$986,047	$1,019,562	$(33,515)	(3.3)	$986,047	$1,002,307	$(16,260)	(1.6)

Total revenue per above	$2,663,242	$2,632,240	$31,002	1.2	$2,663,242	$2,580,796	$82,446	3.2
Less revenue from Wild Wings and Van Dyke's	(13,724)	(39,082)	25,358		(13,724)	(39,082)	25,358
Total revenue - adjusted	$2,649,518	$2,593,158	$56,360	2.2	$2,649,518	$2,541,714	$107,804	4.2

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Unaudited)

The following table summarizes the results of our Financial Services segment on a generally accepted accounting principles (“GAAP”) basis. The Company did not retrospectively adopt the provisions of Accounting Standards Codification (“ASC”) Topics 810 and 860; therefore, the components of the Financial Services revenue are not comparable to the fiscal 2009 periods as a result of the consolidation of the Cabela's Master Credit Card Trust and related entities (collectively referred to as the “Trust”). Financial Services revenue consists of activity from our credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. In fiscal 2010, the securitization income component was no longer recorded and separately reported; rather the remaining components now reflect the financial performance of the entire managed portfolio including the Trust. The results of operations of our Financial Services business now look similar to the historical managed presentation for financial performance of the total managed portfolio of credit card loans, excluding income derived from the changes in the valuation of our interest-only strip, cash reserve accounts, and cash accounts associated with the securitized loans.

	Three Months Ended		Fiscal Year Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
	(In Thousands)

Interest and fee income	$65,924	$13,640	$271,651	$51,505
Interest expense	(20,715)	(5,318)	(86,494)	(24,242)
Provision for loan losses	(15,030)	(476)	(66,814)	(1,107)
Net interest income, net of provision for loan losses	30,179	7,846	118,343	26,156
Non-interest income:
Securitization income	—	52,706	—	197,335
Interchange income	64,983	10,364	231,347	31,701
Other non-interest income	3,142	9,078	12,247	35,888
Total non-interest income	68,125	72,148	243,594	264,924
Less: Customer rewards costs	(40,544)	(34,789)	(134,262)	(119,666)

Financial Services revenue	$57,760	$45,205	$227,675	$171,414

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE PRESENTED ON A MANAGED BASIS
(Unaudited)

As a result of the adoption of ASC Topics 810 and 860, a managed presentation, which is comparable between the periods, is presented to evaluate the changes in Financial Services revenue. The managed presentation shown below presents the financial performance of the total managed portfolio of credit card loans for the periods presented. The managed presentation for fiscal 2010 is the same as the GAAP presentation; however, the fiscal 2009 presentation is non-GAAP. We conformed the following line items for the three months and fiscal year ended January 2, 2010, to the fiscal 2010 presentation:  overlimit and late fee income to "interest and fee income" from "other non-interest income", interest and fees that were charged off from "provision for loan losses" to "interest and fee income", and customer rewards costs as its own line from "interchange income."

For the three months and fiscal year ended January 2, 2010, interest and fee income, interchange income, other non-interest income, and customer rewards costs on both the owned and securitized portfolio are reflected in the respective line items. Interest paid to outside investors on the securitized credit card loans is included in interest expense. Credit losses on the entire managed portfolio are reflected in the provision for loan losses. This managed presentation includes income or expense derived from the valuation of the interest-only strip associated with our securitized loans that would generally be reversed or not reported in a managed presentation in the “other” component. The "other" component of Financial Services revenue was eliminated effective January 3, 2010, upon adoption of ASC Topics 810 and 860 due to the derecognition of the interest-only strip, cash reserve accounts, and cash accounts.

	Three Months Ended		Fiscal Year Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
	(Dollars in Thousands)

Interest and fee income	$65,924	$73,300	$271,651	$270,724
Interchange income	64,983	56,554	231,347	206,462
Other non-interest income	3,142	3,312	12,247	11,712
Interest expense	(20,715)	(22,973)	(86,494)	(96,253)
Provision for loan losses	(15,030)	(27,870)	(66,814)	(102,438)
Customer rewards costs	(40,544)	(34,789)	(134,262)	(119,666)
Other	—	(2,329)	—	873
Managed Financial Services revenue	$57,760	$45,205	$227,675	$171,414

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest and fee income	10.3%	12.1%	11.0%	11.7%
Interchange income	10.1	9.3	9.4	8.9
Other non-interest income	0.5	0.6	0.5	0.5
Interest expense	(3.2)	(3.8)	(3.5)	(4.2)
Provision for loan losses	(2.4)	(4.6)	(2.7)	(4.4)
Customer rewards costs	(6.3)	(5.7)	(5.5)	(5.2)
Other	—	(0.4)	—	0.1
Managed Financial Services revenue	9.0%	7.5%	9.2%	7.4%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	January 1, 2011	January 2, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,570,493	$2,421,926	$148,567	6.1%
Average number of active credit card accounts	1,384,443	1,304,780	79,663	6.1

Average balance per active credit card account	$1,857	$1,856	$1	0.1

Net charge-offs on managed loans, including accrued interest and fees	$21,735	$31,857	$(10,122)	(31.8)

Net charge-offs including accrued interest and fees as a percentage of average managed credit card loans	3.38%	5.26%	(1.88)%

	Fiscal Year Ended
	January 1, 2011	January 2, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,470,493	$2,311,820	$158,673	6.9%
Average number of active credit card accounts	1,317,890	1,244,621	73,269	5.9

Average balance per active credit card account	$1,875	$1,857	$18	1.0

Net charge-offs on managed loans, including accrued interest and fees	$104,416	$117,072	$(12,656)	(10.8)

Net charge-offs including accrued interest and fees as a percentage of average managed credit card loans	4.23%	5.06%	(0.83)%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement our condensed consolidated statements of income presented in accordance with GAAP, we have disclosed non-GAAP measures of operating results that exclude certain items. Financial Services revenue; total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; other non-operating income; provision for income taxes; net income; and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the effect of the charge recorded in fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation's ("FDIC") compliance examination of World's Foremost Bank ("WFB"), (ii) the impairment and restructuring charges recorded in fiscal 2010 and 2009, and (iii) the impact of valuations of our interest-only strip associated with our securitized loans recorded in fiscal 2009. The valuation of our interest-only strip associated with our securitized loans was not a reported amount beginning in fiscal 2010 with the adoption of ASC Topics 810 and 860. The impairment and restructuring charges include asset write-downs and severance and related costs. In light of their nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted total revenue, adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for total revenue, operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP financial measures for the periods presented.
	Three Months Ended
	January 1, 2011			January 2, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Merchandise sales	$865,696	$—	$865,696	$871,430	$—	$871,430
Financial Services revenue (1)	57,760	—	57,760	45,205	1,857	47,062
Other revenue	10,955	—	10,955	2,533	—	2,533
Total revenue	934,411	—	934,411	919,168	1,857	921,025

Total cost of revenue (exclusive of depreciation and amortization)	561,872	—	561,872	564,213	—	564,213
Selling, distribution, and administrative expenses (2)	268,231	10,000	278,231	272,661	—	272,661
Impairment and restructuring charges (3)	795	(795)	—	52,811	(52,811)	—
Operating income	103,513	(9,205)	94,308	29,483	54,668	84,151

Interest expense, net	(9,648)	—	(9,648)	(5,642)	—	(5,642)
Other non-operating income (4)	2,015	—	2,015	678	574	1,252
Income before provision for income taxes	95,880	(9,205)	86,675	24,519	55,242	79,761
Provision for income taxes (5)	29,578	(2,840)	26,738	7,919	19,445	27,364

Net income	$66,302	$(6,365)	$59,937	$16,600	$35,797	$52,397

Basic earnings per share	$0.97	$(0.09)	$0.88	$0.25	$0.53	$0.78
Diluted earnings per share	$0.95	$(0.09)	$0.86	$0.24	$0.53	$0.77

(Footnotes on the following page)

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Fiscal Year Ended
	January 1, 2011			January 2, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Merchandise sales	$2,412,486	$—	$2,412,486	$2,447,635	$—	$2,447,635
Financial Services revenue (1)	227,675	—	227,675	171,414	(2,557)	168,857
Other revenue	23,081	—	23,081	13,191	—	13,191
Total revenue	2,663,242	—	2,663,242	2,632,240	(2,557)	2,629,683

Total cost of revenue (exclusive of depreciation and amortization)	1,575,449	—	1,575,449	1,602,621	—	1,602,621
Selling, distribution, and administrative expenses (2)	895,405	(8,000)	887,405	870,147	—	870,147
Impairment and restructuring charges (3)	5,626	(5,626)	—	66,794	(66,794)	—
Operating income	186,762	13,626	200,388	92,678	64,237	156,915

Interest expense, net	(27,442)	—	(27,442)	(23,109)	—	(23,109)
Other non-operating income (4)	7,360	—	7,360	6,955	574	7,529
Income before provision for income taxes	166,680	13,626	180,306	76,524	64,811	141,335
Provision for income taxes (5)	54,521	4,457	58,978	26,907	22,813	49,720

Net income	$112,159	$9,169	$121,328	$49,617	$41,998	$91,615

Basic earnings per share	$1.65	$0.14	$1.79	$0.74	$0.63	$1.37
Diluted earnings per share (6)	$1.62	$0.13	$1.76	$0.74	$0.62	$1.36

(1)	Reflects the valuation of our interest-only strip associated with securitized loans of our Financial Services business segment.

(2)
Reflects an accrual recognized in fiscal 2010 relating to matters arising out of the FDIC's compliance examination conducted in 2009 of WFB. The Company recorded an $18 million pre-tax liability in the first quarter of 2010 related to this matter. As a result of an agreement in principle to settle all matters with the FDIC, the Company reduced that liability in the fourth quarter by $10 million pre-tax.

(3)
Reflects (i) impairment losses that were recognized in the respective periods of fiscal 2010 and 2009 on certain assets where projected cash flows were less than the fair value of the related assets, and (ii) restructuring charges for severance and related benefits pursuant to certain reductions in workforce and voluntary retirement plans that were recognized in fiscal 2009.

	Three Months Ended		Fiscal Year Ended
(Dollars in Thousands)	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
Impairment losses on:
Property and equipment	$795	$40,504	$3,792	$43,721
Land held for sale	—	5,886	1,834	16,046
Economic development bonds	—	2,099	—	2,099
Goodwill and intangible assets	—	460	—	460
Restructuring charges:
Severance and related benefits	—	3,862	—	4,468
Total	$795	$52,811	$5,626	$66,794

(4)	Loss incurred in the fourth quarter of fiscal 2009 to terminate forward exchange rate contracts for Canadian operations.

(5)
The provision for income taxes for the non-GAAP measurements for the 2010 periods were based on the effective tax rate calculated under GAAP for that respective period. For the three months and fiscal year ended January 2, 2010, the provision for income taxes was based on a 35.2% effective tax rate, the same rate calculated on the provision for income taxes under GAAP for fiscal 2009.

(6)	Amounts may not foot across due to rounding from the calculations using basic and diluted weighted average shares outstanding.

Return to Form8-K